As filed with the Securities and Exchange Commission on February 10, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

BOSTON BIOMEDICA, INC.

(Exact Name of Registrant as Specified in its Charter)
             Massachusetts                                     04-2652826
     (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                      Identification Number)

375 West Street, West Bridgewater, Massachusetts 02379

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Employee Stock Option Plan
1999 Nonqualified Stock Option Plan
1999 Employee Stock Purchase Plan

(Full title of Plan)

Richard T. Schumacher, Chief Executive Officer
Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379
(508) 580-1900

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Steven R. London, Esq.
Brown, Rudnick, Freed & Gesmer
One Financial Center, Boston, Massachusetts 02111
(617) 856-8200

CALCULATION OF REGISTRATION FEE

=============================== ===================== =============== ================= =============
                                                      Proposed        Proposed
                                Amount                Maximum         Maximum           Amount of
Title of Each Class of          to Be                 Offering Price  Aggregate         Registration
Securities to Be Registered     Registered (1)        Per Share (3)   Offering Price(3) Fee
------------------------------- --------------------- --------------- ----------------- -------------
Common Stock, $. 01 par value   2,000,000 Shares(2)   $5.46           $10,920,000        $2,882.88
=============================== ===================== =============== ================= =============

(1)  Includes  (i)  1,250,000  shares  that may be issued  pursuant  to the 1999
     Employee Stock Option Plan, (ii) 500,000 shares that may be issued pursuant to the 1999  Nonqualified  Stock Option Plan and (iii) 250,000  shares that may be issued pursuant to the Employee Stock Purchase Plan.

(2)  Such presently  indeterminable  number of additional shares of Common Stock are also  registered  hereunder  as may be issued in the event of a merger, consolidation,  reorganization,  recapitalization,  stock  dividend,  stock split or other similar change in Common Stock.

(3)  Estimated  solely for purposes of calculating the registration fee pursuant to Rule  457(c)  under  the  Securities  Act of 1933,  on the  basis of the average of the high and low reported  price of the Common Stock of $5.46 on the Nasdaq Stock Market, Inc. on February 4, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:
     (a)  The  Registrant's  Final Prospectus dated October 31, 1996 in the form filed on October 31, 1996 with the Securities and Exchange  Commission pursuant  to Rule  424(b)(4)  under  the  Securities  Act of 1933,  as amended (the "1933 Act");

     (b)  The Registrant's  Annual Report on Form 10-K for the fiscal year ended
          December  31,  1998 filed  pursuant  to Section  13(a) or 15(d) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c)  The Registrant's quarterly reports on Form 10-Q for the quarters ended
          March 31, 1999, June 30, 1999 and September 30, 1999 filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act

     (d)  The  description  of the  Registrant's  Common Stock  contained in the
          Registrant's   Registration   Statement   on  Form   8-A,   (File  No.
          000-216515),  filed under the  Exchange  Act with the  Securities  and
          Exchange  Commission,  including any amendment or report filed for the purpose of updating such description; and

     (e)  The  description  of the  Registrant's  Common Stock  contained in the
          Registrant's  Registration  Statement on Form S-1 (File No. 333-10759)
          filed under the 1933 Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

        The Registrant’s Amended and Restated Articles of Organization eliminate, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors. The Amended and Restated Articles do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unauthorized dividends, redemptions, or distributions as provided under Section 61 of the Massachusetts Business Corporation Law, (iv) certain loans of assets of the Registrant to any of its officers or directors as provided under Section 62 of the Massachusetts Business Corporation Law or (v) any transaction from which the director derived an improper personal benefit. This provision of the Amended and Restated Articles of Organization will limit the remedies available to a stockholder in the event of breaches of any director’s duties to such stockholder or the Registrant.

        The Registrant’s Amended and Restated Articles of Organization provide that the Registrant may, either in its By-laws or by contract, provide for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent permitted by law, as it may be amended from time to time.

        The Amended and Restated Articles do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unauthorized dividends, redemptions, or distributions as provided under Section 61 of the Massachusetts Business Corporation Law, (iv) certain loans of assets of the Registrant to any of its officers or directors as provided under Section 61 of the Massachusetts Business Corporation Law or (v) any transaction from which the director derived an improper personal benefit. This provision of the Amendment and Restated Articles of Organization will limit the remedies available to a stockholder in the event of breaches of any director’s duties to such stockholder or the Registrant.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

(4)  Instruments defining the rights of security holders, including indentures.

     (a)  Description of Certificate of Common Stock filed as Exhibit 4.1 to the
          Registrant's  Registration  Statement on Form S-1 (File No. 333-10759)
          (the "S-1 Registration Statement").*

     (b)  Amended and Restated Articles of Organization of the Registrant, filed as Exhibit 3.1 to the S-1 Registration Statement.*

     (c)  Amended and Restated  By-Laws of the Registrant,  filed as Exhibit 3.2 to the S-1 Registration Statement.*

(5)  Opinion regarding legality.

     (a)  Legal Opinion of Brown, Rudnick, Freed and Gesmer.

(24) Consents of experts and counsel.

     (a)  Consent of PricewaterhouseCoopers LLP, independent accountants.

     (b)  Consent of Brown, Rudnick, Freed & Gesmer is included within their legal opinion filed as Exhibit (5) (a) hereof.

(25) Power of Attorney (included on signature page hereof).

(99) Additional Exhibits.

     (a)  Boston  Biomedica,  Inc.  Employee  Stock Option Plan filed as Exhibit
          10.16 to the S-1 Registration Statement.*

     (b)  Boston Biomedica, Inc. 1999 Nonqualified Stock Option Plan.*

     (c)  Boston Biomedica, Inc. 1999 Employee Stock Purchase Plan.*
* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any  prospectus  required by Section  10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising  after the effective  date of the  Registration
                         Statement (or the most recent post-effective  amendment
                         thereof)  which,  individually  or  in  the  aggregate,
                         represent a fundamental  change in the  information set
                         forth in the Registration Statement;

                    (iii)To include any material information with respect to the plan of  distribution  not previously  disclosed in the
                         Registration  Statement or any material  change to such
                         information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8; and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)  That,  for the purpose of  determining  any  liability  under the
               Securities Act of 1933, each such post-effective  amendment shall be  deemed to be a new  registration  statement  relating  to the securities  offered therein,  and the offering of such securities at the time shall be deemed to be the initial bona fide  offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

     (b)  The undersigned  Registrant  hereby  undertakes  that, for purposes of determining  any  liability  under the  Securities  Act of 1933,  each filing of the Registrant's  annual report pursuant to Section 13(a) or
          Section  15(d)  of  the  Securities  Exchange  Act  of  1934  that  is incorporated  by  reference  in the  Registration  Statement  shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Insofar  as   indemnification   for  liabilities   arising  under  the
          Securities  Act of 1933 may be  permitted to  directors,  officers and
          controlling    persons   of   the    Registrant    pursuant   to   the
          Registrant’s  Certificate of Incorporation,  as amended, By-Laws, or otherwise,  the  Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the  Securities  Act and is,  therefore, unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the
          Registrant  in  the  successful   defense  of  any  action,   suit  or
          proceeding)  is  asserted  by such  director,  officer or  controlling person  in  connection  with  the  securities  being  registered,  the
          Registrant  will,  unless in the opinion of its counsel the matter has
          been  settled  by  controlling   precedent,   submit  to  a  court  of
          appropriate  jurisdiction the question whether such indemnification by it is against  public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bridgewater, Commonwealth of Massachusetts, on February 11, 2000.

BOSTON BIOMEDICA, INC.

                                                          By:/S/ Richard T. Schumacher
                                                             __________________________
                                                             Richard T. Schumacher

                                                             Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Schumacher, and Kevin W. Quinlan and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date

/S/ Richard T. Schumacher                                       February 11, 2000
--------------------------- Principal Executive Officer         ------------------
Richard T. Schumacher       and Director

/S/ Kevin W. Quinlan                                            February 11, 2000
--------------------------- Principal Financial and Accounting  ------------------
Kevin W. Quinlan            Officer and Director

/S/ Francis E. Capitanio                                        February 11, 2000
--------------------------- Director                            ------------------
Francis E. Capitanio

/S/ Calvin A. Saravis                                           February 11, 2000
--------------------------- Director                            ------------------
Calvin A. Saravis

/S/ William R. Prather                                          February 11, 2000
--------------------------- Director                            ------------------
Dr. William R. Prather

EXHIBIT INDEX

Item 8.       Exhibits.

               (4)  Instruments   defining  the  rights  of  security   holders,
                    including indentures.

                    (a)  Description  of  Certificate  of Common  Stock filed as
                         Exhibit 4.1 to the Registrant's  Registration Statement
                         on Form S-1 (File No. 333-10759) (the "S-1 Registration
                         Statement").*

                    (b)  Amended and Restated  Articles of  Organization  of the
                         Registrant,   filed   as   Exhibit   3.1  to  the   S-1
                         Registration Statement.*

                    (c)  Amended and Restated  By-Laws of the Registrant,  filed as Exhibit 3.2 to the S-1 Registration Statement.*

               (5)  Opinion regarding legality.

                    (a)  Legal Opinion of Brown, Rudnick, Freed & Gesmer.

               (24) Consents of experts and counsel.

                    (a)  Consent  of  PricewaterhouseCoopers   LLP,  independent
                         accountants.

                    (b)  Consent of Brown,  Rudnick,  Freed & Gesmer is included within  their  legal  opinion  filed as Exhibit  (5)(a)
                         hereof.

               (25) Power of Attorney (included on signature page hereof).

               (99) Additional Exhibits.

                    (a)  Boston Biomedica, Inc. Employee Stock Option Plan filed as Exhibit 10.16 to the S-1 Registration Statement.*

                    (b)  Boston Biomedica,  Inc. 1999 Nonqualified  Stock Option
                         Plan.*

                    (c)  Boston  Biomedica,  Inc. 1999 Employee  Stock  Purchase
                         Plan.*

* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

EXHIBIT 5

Opinion of Brown, Rudnick, Freed & Gesmer

February 11, 2000

Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379

RE:      Boston Biomedica, Inc.
         Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     We have acted as legal counsel to Boston  Biomedica,  Inc., a Massachusetts corporation (the "Company"),  in connection with the preparation and filing of a
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities and Exchange  Commission under the Securities Act of 1933, as amended
(the  "Act"),  relating to an aggregate  of  2,000,000  shares of the  Company's
Common Stock, $.01 par value (the "Shares").

     The Shares  issuable  pursuant to the exercise of options  granted or to be granted pursuant to the Boston  Biomedica,  Inc. Employee Stock Option Plan, the
Boston  Biomedica,  Inc. 1999  Nonqualified  Stock  Purchase Plan and the Boston
Biomedica, Inc. Employee Stock Purchase Plan (collectively, the "Plans").

     In  connection  with this Opinion  Letter,  we have  examined the documents listed on Schedule A attached hereto (collectively, the "Documents").

     We have  not  made any  independent  review  or  investigation  of  orders, judgments,  rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent  investigation as to the existence of actions, suits,  investigations or proceedings, if any, pending or threatened against the Company.

     With your  concurrence,  the opinion  hereafter  expressed,  whether or not qualified by language such as "to our  knowledge,"  is based solely upon (i) our review of the Documents,  (ii)  discussions with certain officers of the Company with respect to the Documents, (iii) discussions with those of our attorneys who have given  substantive  legal  representation to the Company in connection with the Registration Statement,  and (iv) such review of published sources of law as we have deemed necessary.

     This  firm,  in  rendering  legal  opinions,   customarily   makes  certain
assumptions  which are  described  in  Schedule  B hereto.  In the course of our representation  of the Company in connection  with the  Registration  Statement, nothing has come to our attention  which causes us to believe  reliance upon any of those assumptions is inappropriate,  and, with your concurrence,  the opinion hereafter  expressed  is based upon those  assumptions.  For  purposes  of those assumptions, the Enumerated Party referred to in Schedule B is the Company.

     Our opinion  hereafter  expressed is limited to the law of the Commonwealth of Massachusetts and Federal law.

     We  express no legal  opinion  upon any  matter  other  than as  explicitly addressed  in  numbered  paragraph  1 below,  and our  express  opinion  therein contained shall not be interpreted to be implied opinions upon any other matter.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.   The Shares have been duly authorized,  and when issued and paid for in accordance with the terms of the Plans, will be validly issued,  fully paid and nonassessable.

     We hereby  consent  to the  filing of this  opinion  as an  Exhibit  to the
Registration  Statement and to the reference to this firm wherever it appears in the Registration Statement.

                             Very truly yours,

                             BROWN, RUDNICK, FREED & GESMER
                             By: Brown, Rudnick, Freed & Gesmer, P.C.,
                                 a partner

                             By: /S/ Steven R. London
                                 ___________________________
                                 Steven R. London
                                 Duly authorized
SRL/JGN/JRS

SCHEDULE A

LIST OF DOCUMENTS

     In connection with the Opinion Letter to which this Schedule A is attached, we have reviewed the following Documents. However, except as otherwise expressly indicated,  we have  not  reviewed  any  documents,  instruments  or  agreements referred to in or listed upon any of the following documents:

     (i) the Amended and Restated  Articles of Organization  of the Company,  as
amended,  as  certified  by  the  Secretary  of  State  of the  Commonwealth  of
Massachusetts.

     (ii) copy of the Amended and Restated By-laws of the Company.

     (iii) the corporate minute books or other records of the Company pertaining to certain  resolutions of the directors and the  stockholders of the Company as to the  Plans  and a  certificate  of the  Clerk of the  Company  as to  certain resolutions of the directors of the Company;

     (iv) a  certificate  dated as of a recent date of the Secretary of State of the Commonwealth of Massachusetts as to the good standing of the Company;

     (v) a letter dated as of a recent date from the  Company's  transfer  agent with respect to the number of shares of Common Stock of the Company outstanding;

     (vi) the Plans; and

     (vii) the Registration Statement.

SCHEDULE B

BROWN, RUDNICK, FREED & GESMER
STANDARD ASSUMPTIONS

     In rendering legal opinions in third party  transactions,  Brown,  Rudnick,
Freed & Gesmer makes certain customary assumptions described below:

     1. Each natural person  executing any of the documents has sufficient legal capacity to enter into such Documents.

     2. Each person other than the Enumerated  Party has all requisite power and authority  and has taken all  necessary  corporate or other action to enter into the  Documents  to which it is a part or by which  it is  bound,  to the  extend necessary to make the documents enforceable against it.

     3. Each person other than the Enumerated  Party has complied with all legal requirements  pertaining  to its status as such status  relates to its rights to enforce the Documents against the Enumerated Party.

     4. Each  Document is accurate,  complete and  authentic,  each  original is authentic,  each copy conforms to an authentic  original and all  signatures are genuine.

     5. All official public records are accurate,  complete and properly indexed and filed.

EXHIBIT (24)(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999, except as to certain information in the first paragraph of Note 9, for which the date is March 31, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in Boston Biomedica, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/S/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 11, 2000